                             MCDONALD'S CORPORATION
                               OFFER TO EXCHANGE
               % SUBORDINATED DEFERRABLE INTEREST DEBENTURES DUE 2025
                     FOR UP TO 18,000,000 DEPOSITARY SHARES
                    EACH REPRESENTING 1/2,000 OF A SHARE OF
                   7.72% CUMULATIVE PREFERRED STOCK, SERIES E


           THE EXCHANGE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD
      WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 1995,
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.


                                                                          , 1995

To Our Clients:

  We are enclosing for your consideration a Prospectus, dated          , 1995,
of McDonald's Corporation (the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the Company's
offer to exchange up to $450,000,000 aggregate principal amount of its     %
Subordinated Deferrable Interest Debentures due 2025 (the "Debentures") for up to 18,000,000 (the "Amount Sought") Depositary Shares (the "Depositary Shares"), each representing 1/2,000 of a share of 7.72% Cumulative Preferred Stock, Series E, of the Company.

  The Company will exchange Debentures for all Depositary Shares validly tendered and not withdrawn, up to the Amount Sought, upon the terms and subject to the conditions of the Exchange Offer, including the provisions thereof relating to proration. The Company expressly reserves the right to (i) extend, amend or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any Depositary Shares, if any of the conditions to the Exchange Offer is not satisfied, including (without limitation) if fewer than 4,000,000 Depositary Shares are tendered.

  WE ARE THE HOLDER OF RECORD OF DEPOSITARY SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH DEPOSITARY SHARES CAN BE MADE ONLY BY US AS THE RECORD HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DEPOSITARY SHARES HELD BY US FOR YOUR ACCOUNT.

  If you wish to have us tender all or part of the Depositary Shares held by us for your account pursuant to the terms and conditions of the Exchange Offer, please complete, sign and return to us, by mail, courier or facsimile, the attached instructions for beneficial owners of Depositary Shares in ample time to permit us to submit a tender on your behalf.

  If you do not wish to participate in the Exchange Offer, you need not take any action.

  NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY HOLDER AS TO WHETHER TO TENDER ALL OR ANY DEPOSITARY SHARES. HOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER DEPOSITARY SHARES AND, IF SO, HOW MANY DEPOSITARY SHARES TO TENDER.

                                          Very truly yours,

                             MCDONALD'S CORPORATION
                          INSTRUCTIONS WITH RESPECT TO
                               OFFER TO EXCHANGE
               % SUBORDINATED DEFERRABLE INTEREST DEBENTURES DUE 2025
                     FOR UP TO 18,000,000 DEPOSITARY SHARES
                    EACH REPRESENTING 1/2,000 OF A SHARE OF
                   7.72% CUMULATIVE PREFERRED STOCK, SERIES E
  The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus dated          , 1995, (the "Prospectus") of McDonald's Corporation
(the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange up to
$450,000,000 aggregate principal amount of its     % Subordinated Deferrable
Interest Debentures due 2025 for up to 18,000,000 Depositary Shares (the "Depositary Shares"), each representing 1/2,000 of a share of 7.72% Cumulative Preferred Stock, Series E, of the Company, upon the terms and subject to the conditions set forth in the Exchange Offer. This will instruct you to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Exchange Offer. In addition, this will confirm that you may make the representations contained in the Letter of Transmittal on behalf of the undersigned.

                        DEPOSITARY SHARES TO BE TENDERED

 AGGREGATE NUMBER OF DEPOSITARY SHARES
   HELD BY YOU FOR THE ACCOUNT OF THE    NUMBER OF DEPOSITARY SHARES TENDERED*
              UNDERSIGNED
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 NAME(S) OF BENEFICIAL OWNER(S) (PLEASE PRINT)
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 ADDRESS(ES) (INCLUDE ZIP CODE)
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 TELEPHONE NUMBER
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 EMPLOYER IDENTIFICATION OR SOCIAL SECURITY NUMBER
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 SIGNATURE(S)
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 DATE
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 *Unless otherwise indicated, it will be assumed that all of the undersigned's
 Depositary Shares are to be tendered.

     PLEASE DESIGNATE BELOW ANY SOLICITING DEALER WHO SOLICITED YOUR TENDER

                               SOLICITED TENDERS

 Name of Firm (Please print): ______________________________________________
 Name of Individual Broker or Financial Consultant: ________________________ Identification Number (if known): _________________________________________
 Address (Include Zip Code): _______________________________________________
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